Exhibit 5.6

July 19, 2013

Education Management LLC

Education Management Finance Corporation

c/o Education Management Corporation

210 Sixth Avenue, 33rd Floor

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as special counsel to AITN Restaurant, Inc., a Tennessee corporation (the “Tennessee Guarantor”), and are furnishing this opinion letter in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by Education Management LLC, a Delaware limited liability company (the “Company”), and Education Management Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and by Education Management Corporation, a Pennsylvania corporation (“Parent”), and each of the subsidiaries of the Parent identified as a “Co-Registrant” on the cover page of the Registration Statement, including the Tennessee Guarantor (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1993, as amended (the “Securities Act”), and relating to the issuance by the Issuers of up to $203,044,423 aggregate principal amount of Senior Cash Pay / PIK Notes due 2018 (the “Exchange Securities”) and the issuance by the Guarantors, including the Tennessee Guarantor, of guarantees of the Exchange Securities (the “Guarantees”). The Exchange Securities and the Guarantees will be issued under an Indenture, dated March 5, 2013 (the “Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Issuers in exchange for $203,044,423 aggregate principal amount of their outstanding Senior Cash Pay / PIK Notes due 2018 that were issued on March 5, 2013.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) a certified copy of the Charter of the Tennessee Guarantor, as filed with the Tennessee Secretary of State on March 20, 2008 and a certified copy of the current bylaws of the Tennessee Guarantor;

(b) a certified copy of certain resolutions of the Board of Directors of the Tennessee Guarantor adopted on December 31, 2012, January 31, 2013 and March 4, 2013;

(c) a Certificate of Existence from the Tennessee Secretary of State, dated July 9, 2013, attesting to the “good standing” of the Company in such jurisdiction (the “Certificate of Existence”);

(d) the Indenture; and

(e) the Registration Statement

Education Management LLC

Education Management Finance Corp.

c/o Education Management Corporation

July 19, 2013

In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indenture and have not advised the Issuers or the Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuers and the Guarantors and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1. Based solely on the Certificate of Existence, the Tennessee Guarantor is a corporation validly existing and in good standing under the laws of the State of Tennessee.

2. The Tennessee Guarantor has the corporate power and authority to execute, deliver and perform all of its obligations under the Indenture.

3. The Tennessee Guarantor has taken the required steps to authorize the execution and delivery of the Indenture under the laws of the State of Tennessee.

The foregoing opinion is limited to matters arising under the laws of the State of Tennessee as in effect on the date hereof. We express no opinion as to: (a) the enforceability of the Indenture in accordance with its terms except to opine as to the authority of the Tennessee Guarantor to enter into such document, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indenture or the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP